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                                                                   Exhibit 10.16

                              (Summary Translation)


               POLYSILICON SUPPLY FRAMEWORK COOPERATION AGREEMENT


PARTY A: JIANGXI LDK SOLAR HIGH-TECH CO., LTD.


Address: High-Tech Industrial Park, Xinyu City, Jiangxi Province


Legal Representative: Xiaofeng Peng


PARTY B: LUOYANG ZHONGGUI HIGH-TECH CO. LTD.


Address: Gaoxin District, Luoyang City


Legal Representative: Wenhai Sun


     To take advantage of each other's strengths, jointly prevent market and industry risks and obtain development advantage, Party A and Party B, after friendly negotiations and based on the principle of mutual trust and respect, enter into this long-term strategic cooperation agreement to establish a long-term, friendly and cooperative relationship:


ARTICLE 1  Party A's Obligations


1 Party A undertakes that it will give priority to using Party B's solar grade polysilicon feedstock under the same condition, and will expand its purchasing quantity each year based on Party B's production capacity expansion.


2 Party A undertakes that starting from November 2007, it will purchase solar grade polysilicon feedstock from Party B, provided that the quality of the polysilicon feedstock supplied by Party B shall comply with the industry standards. The specific purchase quantity will be determined based on the production expansion situation of Party B, and the minimum purchasing quantity shall be at least 200 tons per year for each year starting from 2008. The exact supply quantity will be decided by both parties through agreements, and the cooperation period is preliminarily set for 5 years.


3 Party A undertakes to make advance payment for the purchase of solar grade polysilicon feedstock under this agreement. The specific payment schedule is as follows:


     Renminbi fifty million to be paid before October 30, 2007; Renminbi one hundred and fifty million to be paid before November 30, 2007; Renminbi one hundred and eighty million to be paid before April 30, 2008; and Renminbi twenty million to be paid before December 31, 2008. The total amount is Renminbi four hundred million,